UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 31, 2011

INTERSIL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 Murphy Ranch Road, Milpitas, CA                                                                                                             95035
(Address of principal executive offices)                                                                                                             (Zip Code)

Registrant’s telephone number, including area code:                                                                                                   (408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 31, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Intersil Corporation (the “Company”) awarded the following second-half discretionary bonus payments to the individuals who will be identified as named executive officers in the Company’s 2011 Proxy Statement:

Named Executive Officer	Bonus Award
David B. Bell, President and Chief Executive Officer	$267,387
Jonathan A. Kennedy, Chief Financial Officer	$81,026
Susan J. Hardman, Senior Vice President	$97,232
David M. Loftus, Senior Vice President	$91,965
Peter R. Oaklander, Senior Vice President	$107,360

In awarding these bonuses, the Committee considered the Company’s strong financial performance for the full 2010 fiscal year, and each individual’s key role in driving that performance.  No bonuses were paid to these individuals under the Company’s Executive Incentive Plan (the “EIP”) for the second half of the 2010 fiscal year because the Company did not satisfy its minimum pre-established financial performance goals applicable to executive officers under the EIP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date:	February 3, 2011	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary